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                                                                    EXHIBIT 99.2

                              CORVAS INTERNATIONAL


NEWS RELEASE
------------

Contact:          Carolyn M. Felzer
                  Vice President and Controller
                  Corvas International, Inc.
                  (858) 455-9800
                  www.corvas.com


               CORVAS INTERNATIONAL REPORTS SECOND QUARTER RESULTS

SAN DIEGO, CA - JULY 23, 2002 - Corvas International, Inc. (Nasdaq:CVAS) today reported financial results for the second quarter of 2002, which were in line with management's expectations.

Second quarter operating revenues of $46,000 and operating expenses of $6.2 million contributed to a net loss of $5.5 million, or $0.20 per share. In the second quarter of 2001, operating revenues of $94,000 and operating expenses of $11.1 million contributed to a net loss of $9.6 million, or $0.35 per share.

Cash, cash equivalents and investments at June 30, 2002 totaled $101.4 million, compared to $112.3 million at December 31, 2001. These investments mature at various dates through May 17, 2004. As a result of the recently announced workforce reduction, the Company expects its cash burn for 2002 to decrease to the mid-$20 million range.

"Events and market conditions in the second quarter have necessitated an extensive strategic realignment of our research and development programs in an effort to concentrate our resources on clinical development goals in both our cardiovascular disease and cancer programs," said Randall E. Woods, President and Chief Executive Officer. "We believe we are entering the second half of the year well positioned to continue the clinical development of our proprietary anticoagulant rNAPc2, to move forward with selected cancer research programs and to pursue strategic development opportunities."

Corvas will hold a conference call for stockholders today at 4:30 PM Eastern Time to discuss the second quarter results and the corporate restructuring announced yesterday. A live webcast of the audio portion of the conference call can be accessed through http://www.firstcallevents.com/service/ajwz362137214gf12.html or the Company's Web site at www.corvas.com. The webcast will be archived through August 23, 2002.

(Minimum Requirements to listen to broadcast: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/EN/default.asp and at least a 28.8 Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to isproducers@prnewswire.com.)


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ABOUT CORVAS
Corvas International, Inc. is a biopharmaceutical company focused on the development of new biotherapeutics that address today's largest medical markets, including cardiovascular disease and cancer. The Company's cardiovascular drug candidate, rNAPc2, is a novel anticoagulant intended for the treatment of people affected by acute coronary syndromes, specifically unstable angina (UA) and non-ST-segment elevation myocardial infarction (NSTEMI). A Phase II study of rNAPc2 in UA/NSTEMI patients is planned to begin in the second half of 2002. Corvas' cancer research programs are focused on the development of new biotherapies, including monoclonal antibodies and synthetic prodrugs, that target serine protease enzymes associated with the growth and spread of cancerous tumors. The Company has collaborations with Abgenix Inc. and Dyax Corp. to discover, develop and commercialize therapeutic antibodies against cancer. Corvas' Protease Activated Cancer Therapy (PACT) program employs a synthetic conjugate molecule, or prodrug, approach designed to activate potent, cytotoxic drugs to kill tumor cells.


For more information, please visit the Company's Web site at www.corvas.com.

THIS PRESS RELEASE, INCLUDING STATEMENTS THAT ARE NOT HISTORICAL FACTS, AND THE COMPANY'S WEB SITE AT HTTP://WWW.CORVAS.COM, CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE EXPECTED CASH BURN FOR 2002, THE TIMING AND NATURE OF CLINICAL TRIALS, THE COMPANY'S CANCER RESEARCH PROGRAMS AND STRATEGIC DEVELOPMENT OPPORTUNITIES. ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE DESCRIBED AS A RESULT OF A NUMBER OF FACTORS, INCLUDING THOSE SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2001 AND ANY SUBSEQUENT SEC FILINGS. IN ADDITION, THERE IS THE RISK THAT THE CLINICAL TRIALS FOR RNAPC2 FOR THE TREATMENT OF PATIENTS WITH UA/NSTEMI WILL NOT COMMENCE IN 2002, AND, IF COMMENCED, WILL NOT BE SUCCESSFUL, THAT THE COMPANY'S CANCER RESEARCH PROGRAMS, INCLUDING ITS COLLABORATIONS WITH ABGENIX AND DYAX, WILL NOT BE SUCCESSFUL, THAT RNAPC2 OR OTHER DRUG CANDIDATES IN OUR PIPELINE MAY NEVER BECOME MARKETABLE PRODUCTS AND THAT OUR REVENUES AND EXPENSES COULD DIFFER FROM THOSE THAT WE EXPECT OR ANTICIPATE. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PRESS RELEASE, EXCEPT AS REQUIRED BY LAW.


(Financial data follows)


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                                              CORVAS INTERNATIONAL


   STATEMENT OF OPERATIONS DATA:

                                                   Three Months Ended June 30,        Six Months Ended June 30,
                                                   ---------------------------        -------------------------
                                                     2002            2001                2002            2001
                                                     ----            ----                ----            ----
                                                          (unaudited)                         (unaudited)
                                                                                              -----------
                                                               (in thousands, except per share data)
 Revenues:
      Royalties                                     $       46     $       37          $       73     $       67
      Research grants                                      ---             57                 ---             96
                                                  ------------   ------------        ------------   ------------
        Total revenues                                      46             94                  73            163
                                                  ------------   ------------        ------------   ------------

 Costs and expenses:
      Research and development                           5,001          9,817               9,725         15,020
      General and administrative                         1,206          1,296               2,473          2,495
                                                  ------------   ------------        ------------   ------------
        Total costs and expenses                         6,207         11,113              12,198         17,515
                                                  ------------   ------------        ------------   ------------

        Loss from operations                           (6,161)       (11,019)            (12,125)       (17,352)

 Other income                                             916          1,659               1,896          3,676
 Interest expense                                        (209)          (198)               (415)          (393)
                                                  ------------   ------------        ------------   ------------

        Net loss and other comprehensive loss     $    (5,454)   $    (9,558)        $   (10,644)   $   (14,069)
                                                  ============   ============        ============   ============

        Basic and diluted net loss per share      $     (0.20)   $     (0.35)        $     (0.39)   $     (0.51)
                                                  ============   ============        ============   ============

        Shares used in calculation of basic and
        diluted net loss per share                     27,507         27,400              27,505         27,380
                                                  ============   ============        ============   ============


BALANCE SHEET DATA:
                                                                     June 30,           December 31,
                                                                     --------           ------------
                                                                       2002                 2001
                                                                       ----                 ----
                                                                   (unaudited)
                                                                            (in thousands)


 Cash, cash equivalents and investments                            $   101,388  (A)    $   112,299
 Working capital                                                        79,142              76,594
 Total assets                                                          106,967             117,003
 Long-term debt                                                         12,141              11,736
 Accumulated deficit                                                  (135,644)           (125,000)
 Total stockholders' equity                                             91,993             102,457

(A) Includes long- and short-term investments that mature at various dates through May 17, 2004.

                                                       ###


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